Strategic Partners Focused Growth Fund


For the six month period ended (a)   2/28/01
File number ( c )  811-09805

SUB-ITEM 77 0

Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
     The Goldman Sachs Group, Inc.

2.	Date of Purchase
	08/01/2000

3.	Number of Securities Purchased
	108

4.	Dollar Amount of Purchase
	$1,077,300

5.	Price Per Unit
	$99.75

6.	Name (s) of Underwriter (s) or Dealer (s)
	From whom Purchased
	Goldman Sachs

7.	Other Members of the Underwriting Syndicate
	Goldman, Sachs & co.
	Banc of America Securities LLC
	Bear, Stearns & Co. Inc.
	Chase Securities Inc.
	Credit Suisse First Boston Corporation
	Deutsche Bank Securities Inc.
	Donaldson, Lufkin & Jenrette Securities Corporation
	A.G. Edwards & Sons, Inc.
	FleetBoston Robertson Stephens Inc.
	Edward D. Jones & Co., L.P.
	Lehman Brothers Inc.
	Merrill Lynch, Pierce, jFenner & Smith Incorporated
	J.P. Morgan Securities Inc.
	Morgan Stanely & Co. Incorporated
	PaineWebber Incorporated
	Prudential Securities Incorporated
	Salomon Smith Barney Inc.
	Sanford C. Bernstein & Co., Inc.
	William Blair & Company L.L.C.
	Blaylock & Prtners, L.P.
	CIBC World Markets Corp.
	First Union National Bank
	Guzman & Company
	Lazard Freres & Co. L.L.C.
	BMO Nesbitt Burns Corp.
	RBC Dominion Securities Corporation
	Scotia Capital (USA) Inc.
	Muriel Siebert & Co., Inc.
	Wit SoundView Corporation
	TD Securities (USA) Inc.
	Utehdahl Capital Partners, L.P.
	Wasserstein Perella Securities, Inc.
	Thomas Weisel Partners LLC
	The Williams Capital Group, L.P.
	Advest, Inc.
Robert W. Baird & Co. Incorporated
M.R. Beal & Company
Chatsworth Securities LLC
Dain Rauscher Incorporated
Doley Securities, Inc.
Epoch Securities, Inc.
Gruntal & Co., L.L.C.
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
McDonald Investments Inc., A KeyCorp Company
Meuberger Berman, LLC
Ormes Capital Markets, Inc.
Putnam, Lovell, de Guardiola & Thornton, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Scott & Stringfellow, Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incoporated
Sutro & Co. Incorporated
Wachovia Securities, Inc.
Adams, Harkness & Hill, Inc.
Apex Pryor Securities, Inc. a division of Rice
Financial Products Company
Arnhold and S. Bleichroeder, Inc.
George K. Baum & Company
The Buckingham Research Group Incorporate
Burnham Securities Inc.
The Champan Company
Conning & Company
Crowell, Weedon & Co.
D.A. Davidson & Co.
Doft & Co., Inc.
FAC/Equities, a division of First Albany
Fahnestock & Co., Inc.
Ferris, Baker Watts, Incorporated
Fifth Third Securities, Inc.
First Security Van Kasper
First Southwest Company
Fox-Pitt, Kelton Inc.
Friedman, Billings Ramsey & Co., Inc.
Gerard Klauer Mattison & Co., Inc.
HCFP/Brenner Securities LLC
J.J.B. Hilliard, W.L. Lyons, Inc.
Hoak Breedlove Wesneski & Co.
William R. Hough & Co.
Howard Weil, a division of Legg Mason Wood Wlaker, Inc.
Jackson Securities Incorporated
Janney Montgomery Scott LLC
Jeffries & Company, Inc.
Johnston, Lemon & Co. Incorporated
C.L. King & Associates, Inc.
Kirkpatrick, Pettis, Smith, Polian Inc.
Ladenburg, Thalmann & Co. Inc.
Laidlaw Global Securities, Inc.
Lam Securities Investments, Inc.
May Davis group Inc.
Melvin Securities, L.L.C.
Mesirow Financial, Inc.
Morgan Keegan & Company, Inc.
Needham & Company, Inc.
Parker/Hunter Incorporated
Pennsylvania Merchant Group
Petrie Parkman & Co., Inc.
Regaen MacKenzie Incorporated
The Robinson-Humphrey Company, LLC
Sanders Morris Harris Inc.
Sandlers ONeill & Partners, L.P.
Sands Brothers & Co., Ltd.
SBK Brooks Investment Corp.
Seasongood & Mayer
The Seidler Companies Incorporated
Southwest Securities, Inc.
Sterne, Agee & Leach, Inc.
Sturdivant & Co., Inc.
SunTrust Equitable Securities Corporation
Sutter Securities Incorporated
SWM Securities, Inc.
C.E. Unterberg, Towbin
Walton Johnson & Company
Wedbush Morgan Securities Inc.

8.	Board of Directors determine no less frequently
than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions for Rule 10f-3 of the Investment Company Act.


Strategic Partners Focused Growth Fund


For the six month period ended (a)   2/28/01
File number ( c )  811-09805

SUB-ITEM 77 0

Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
     Western Multiplex Corporation

2.	Date of Purchase
	07/31/2000

3.	Number of Securities Purchased
	9500

4.	Dollar Amount of Purchase
	$114,000

5.	Price Per Unit
	$12.00

6.	Name (s) of Underwriter (s) or Dealer (s)
	From whom Purchased
	Salomon Smith Barney

7.	Other Members of the Underwriting Syndicate
	Salomon Smith Barney Inc.
	Lehman Brothers Inc.
	CIBC World Markets Corp.
	Banc of America Securities LLC
	Deutsche Bank Securities Inc.
	FleetBoston Robertson Stephens Inc.
	Prudential Securities Incorporated
	SG Cowen Securities Corporation
	First Security Van Kasper
	Needham & Company, LLC
	The Robinson-Humphrey Company, LLC
	Sands Brothers & Co., Ltd
	Tucker Anthony Incorporated

8.	Board of Directors determine no less frequently
than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions for Rule 10f-3 of the Investment Company Act.

Strategic Partners Focused Growth Fund


For the six month period ended (a)   2/28/01
File number ( c )  811-09805

SUB-ITEM 77 0

Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
     Omnivision Technologies Inc.

2.	Date of Purchase
	07/14/2000

3.	Number of Securities Purchased
	5000

4.	Dollar Amount of Purchase
	$65,000

5.	Price Per Unit
	$13.00

6.	Name (s) of Underwriter (s) or Dealer (s)
	From whom Purchased
	Robertson Stephens

7.	Other Members of the Underwriting Syndicate
	FirstBoston Robertson Stephens Inc.
	Prudential Securities Incorporated
	Needham & Company, Inc.
	Barrington Research Associates, Inc.
	Gerard Klauer Mattison & Co., LLC
	C.E. Unterberg, Towbin

8.	Board of Directors determine no less frequently
than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions for Rule 10f-3 of the Investment Company Act.